Exhibit 1.6

FORM BCA 2.10 (rev. Dec. 2003)
ARTICLES OF INCORPORATION
Business Corporation Act,

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone	(217) 782-9522
(217)782-6961
http://www.cyberdriveillinols.com

Remit payment in the form of a cashier’s
check, certified check, money order
or an Illinois attorney’s or CPA’s check
payable to the Secretary of State.
SEE NOTE 1 TO DETERMINE FEES!

Filing Fee: $150.00 Franchise Tax $                    Total $                    File #                                       Approved:                                        Submit in duplicate                     Type or Print clearly in black ink                     Do not write above this line,

1.	CORPORATE NAME: [INSERT NAME]

(The corporate name must contain the word “corporation”, “company; “‘incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	C T Corporation System

		First Name	Middle Initial	Last name

	Initial Registered Office:	208 S LaSalle Street, Suite 814

		Number Street	Suite #	(A P.O. BOX ALONE IS NOT ACCEPTABLE)

		Chicago	IL 60604	Cook

		City	ZIP Code	County

3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.) any and all lawfull business

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Number of Shares	Number of Shares	Consideration to be
Class	Authorized	Proposed to be Issued	Received Therefor
Common	5000	5000	$5,000.00
		TOTAL= $5,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

C-162.23	(over)

5.	OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: _________________.
		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
			Name	Address	City, State, ZIP

			Benjamin P. Butterfield	700 N.W. 107th Avenue, Miami, Florida 33172

			Steven B. Lane	10707 Clay Road, Houston, Texas 77041

			L. Christian Marlin	700 N.W. 107th Avenue, Miami, Florida 33172

6.	OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

		(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$

		(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7.	OPTIONAL:	OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated
,
	(Month & Day)		Year

Signature and Name		Address

1.		1.

	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code

2.		2.

	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code
3.		3.

	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer’s name and title beneath signature.

Note 1: Fee Schedule
The initial franchise tax is assessed at the rate of 15/100 of 1 percent
($1.50 per $1,000) on the paid-in capital represented in this State.
(Minimum initial franchise tax is $25)

The filing fee is $150

The minimum total due (franchise tax + filing fee) is $175.

Note 2: Return to:

(Firm name)

(Attention)

(Mailing Address)

(City, State, ZIP Code)

ARTICLES OF INCORPORATION
OF [INSERT NAME]

7.	Additional Provisions

A.	The power to alter, amend or repeal the By-laws of this corporation shall be vested in each of the Board of Directors and the shareholders of this corporation. The shareholders of this corporation may amend or adopt a by-law that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.

B.	This corporation shall indemnify any officer or director, or any former officer or director, of this corporation to the fullest extent permitted by law.

C.	This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.